Exhibit 99.1

FOR IMMEDIATE RELEASE

TECNOGLASS FILES registration statement for warrant exchaNge offer

BARRANQUILLA, Colombia – July 10, 2015 - Tecnoglass, Inc. (NASDAQ: TGLS) ("Tecnoglass" or the "Company") today announced that it has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the proposed exchange of its warrants for its ordinary shares.

Under the terms of the warrant exchange offer, each of Tecnoglass’ warrant holders will have the opportunity to receive one Tecnoglass ordinary share in exchange for every 2.6 of the Company’s outstanding warrants tendered by the holder and exchanged pursuant to the offer (“the Offer”). The Offer will be made to all holders of the Company’s publicly traded warrants to purchase ordinary shares that were issued in connection with its March 2012 initial public offering of units, and all holders of its warrants to purchase ordinary shares that were issued in private placements prior to, or simultaneously with, the consummation of the December 2013 initial business combination.

Warrant holders may tender some or all of their warrants on the proposed terms. No fractional ordinary shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, the Company will round up to the nearest whole share based upon the aggregated number of Warrants tendered by the holder.

The registration statement on Form S-4 is available on the SEC's EDGAR system, and may be accessed at http://www.sec.gov/Archives/edgar/data/1534675/000114420415041802/v412857_s4.htm. The registration statement has not yet been declared effective and the information contained in the filing is subject to change. Tecnoglass will make an announcement when it commences the exchange offer.

About Tecnoglass

Tecnoglass is the #1 architectural glass transformation company in Latin America, providing hi-spec glass, windows and aluminum products for the global residential and commercial construction industries. Headquartered in Barranquilla, Colombia, Tecnoglass operates out of a 2.3 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass sells to more than 800 customers in North, Central and South America, with the United States accounting for approximately 51% of Company revenues in 2014. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston). For more information, please visit www.tecnoglass.com

No Offer or Solicitation

This announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Has Been and Will Be Filed with the SEC

Tecnoglass has filed the registration statement on Form S-4 with the SEC that includes the preliminary prospectus/offer to exchange relating to the warrant exchange offer. Tecnoglass will mail the definitive prospectus/offer to exchange to its warrant holders when the exchange offer is commenced. SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/OFFER TO EXCHANGE AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE WARRANT EXCHANGE OFFER AND RELATED MATTERS. Security holders may obtain free copies of the preliminary prospectus/offer to exchange and other documents filed with the SEC by Tecnoglass through the website maintained by the SEC at www.sec.gov. In addition, copies of the prospectus/offer to exchange and other documents filed with the SEC by Tecnoglass will be available free of charge on the Company’s website, www.tecnoglass.com.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tecnoglass, Inc.	The Equity Group Inc.
José M. Daes	Devin Sullivan
Chief Executive Officer	Senior Vice President
jdaes@energiasolarsa.com	212-836-9608
dsullivan@equityny.com
Christian Daes
Chief Operating Officer	Kalle Ahl, CFA
chris@tecnoglass.com	Senior Associate
212-836-9614
Sergio Barake	kahl@equityny.com
Deputy CFO
(305) 503-9062
sbarake@tecnoglass.com